Exhibit 32

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, the Chief Executive Officer and the Chief Financial Officer of 12 ReTech Corporation, a Nevada corporation (the “Company”), each certifies that, to his knowledge, on the date of this certification:

1. The quarterly report of the Company for the period ending June 30, 2021 as filed with the Securities and Exchange Commission on this date (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

12 ReTech Corporation

Date: August 13, 2021	By:	/s/ Angelo Ponzetta
Angelo Ponzetta
	Its:	Chairman President Chief Executive Officer Secretary (Principal Executive Officer)

Date: August 13, 2021	By:	/s/ Daniele Monteverde
Daniele Monteverde
	Its:	Director Chief Financial Officer (Principal Financial Officer)